Exhibit 10.2
INVESTMENT SUPPORT SERVICES AGREEMENT

This INVESTMENT SUPPORT SERVICES AGREEMENT (“Agreement”) is entered into as of
August 14, 2021(“Effective Date”), between VOYA INVESTMENT MANAGEMENT CO. LLC (the “Adviser”), a Connecticut corporation, and VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY, an insurance corporation organized and existing under the laws of the State of Connecticut (the “Company”). The Adviser and the Company are collectively referred to herein the “Parties”.

WITNESSETH

WHEREAS, the Company issues synthetic guaranteed investment contracts, which are managed by independent third-party advisers (“Managed Custody Account Contracts”); and

WHEREAS, the Company desires to engage Adviser to render application and business support services for the Managed Custody Account Contracts in the manner and on the terms and conditions hereinafter set forth, and the Adviser desires to accept such engagement.

NOW, THEREFORE, in consideration of the covenants herein contained, the parties agree as follows:

1.Support Services.
The Company hereby engages the Adviser to provide the following administrative and other support services (the “Support Services”):

a.Exhibit A Services. The Adviser shall provide the Support Services described in Exhibit A attached hereto and made a part hereof.

b.Records and Accounts; Reports. The Adviser shall keep and maintain or cause to be kept and maintained an accurate and detailed accounting of the services performed for the Managed Custody Accounts to support the charges for services rendered under the Agreement. Such books and records shall be the property of the Company and shall be maintained in such manner as the Company shall from time to time reasonably require, whether for its own use, for issuance to governmental authorities or for any other purpose. All books and records required herein to be maintained by the Adviser shall be made available to the Company, its accountants, auditors and other representatives for inspection and/or copying (at the Company's expense) at the Adviser's business offices during normal business hours or otherwise on reasonable advance notice and (ii) to the appropriate insurance regulator of the Company upon request.

2. Fees.
As full and complete compensation for the Adviser’s services pursuant to this Agreement, the Company agrees to pay the Adviser a fee (the “Arm’s Length Pricing Fee”) calculated and payable in accordance with the schedule set forth in Exhibit B attached hereto and made a part hereof (“Fee Schedule”). The Fee Schedule may be modified in writing from time to time by mutual agreement of the Adviser and the Company to reflect changes in the nature and level of services to be provided by the Adviser under this Agreement.

All costs and expenses paid or incurred by the Adviser for which the Adviser is not entitled to seek reimbursement, including, without limitation, all in-house and/or outside counsel fees and other

Exhibit 10.2
expenses incurred by the Adviser in connection with disputes or litigation between the Adviser and the Company, all salaries, wages, fringe benefits and other compensation of employees and personnel of the Adviser, all plant, office, facility, utility, equipment, supply and telecommunications costs, all accounting, data processing and administrative service costs, and all travel and educational costs relating to the employees and personnel of the Adviser, shall be borne by the Adviser for its own account.

3. Term; Termination by the Adviser and Company.
a.Term. Unless sooner terminated, this Agreement shall continue in effect for one year from the Effective Date and thereafter for successive twelve (12) month periods until either the Company or Adviser provides at least ninety (90) days prior written notice of intent to terminate this Agreement. The Company and Adviser may mutually agree in writing to an earlier termination.
b.Early Termination. Either party may terminate this Agreement at any time without cause upon not less than ninety (90) days prior written notice to the other stating the date of termination. Notwithstanding the foregoing, the Adviser agrees that as soon as it knows or has reason to know that its registration as an investment adviser under the Investment Advisers Act of 1940, as amended, may terminate or be terminated, suspended, canceled or withdrawn, or be restricted in such a way as to impede substantially the Adviser's ability to perform the services to be rendered hereunder, it shall immediately notify the Company. If at any time, such registration terminates or is terminated, suspended, canceled, withdrawn or restricted so as to impede substantially its performance due hereunder, this Agreement shall terminate immediately.

4. Waivers. Amendments.
No term or provision of this Agreement may be amended, supplemented, waived or modified orally, but only by an instrument in writing signed (i) in the case of waivers, by the party or other person against whom enforcement of the waiver is sought, or (ii) in the case of amendments, supplements or modifications by all parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

5. Indemnification.
The Adviser agrees to indemnify, defend and hold harmless the Company, its officers and employees, from and against all loss, cost, liability and expense, including but not limited to reasonable counsel fees, which may be occasioned by the breach by the Adviser of any of the provisions of this Agreement or by any acts of misconduct, bad faith or negligence on the part of the Adviser. The Company agrees to indemnify, defend and hold harmless the Adviser, its officers and employees, from and against all loss, cost, liability and expense, including but not limited to reasonable counsel fees, which may be occasioned by the breach by the Company of any of the provisions of this Agreement or by any acts of misconduct, bad faith or negligence on the part of the Company.

6. Miscellaneous.
a.This Agreement embodies the entire agreement and understanding between the Adviser and the Company and supersedes all prior understandings relating to the subject matter hereof. This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of Connecticut. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. Nothing in this Agreement shall be construed as creating a partnership, joint venture or employment arrangement by or between the Company and the Adviser.

Exhibit 10.2

b.It is the intention of the parties that the charges for the services rendered under the Agreement be determined in accordance with fair and reasonable standards and that no party realize a profit nor incur a loss as a result of the services rendered pursuant to the Agreement.
c.Expenses incurred and payments received shall be allocated to the Adviser in conformity with customary insurance accounting practices consistently applied and in compliance with the National Association of Insurance Commissioner's Accounting Practices and Procedures Manual. The Company shall not advance any funds to the Adviser except as provided herein.

d.Receivership of the Company. The Adviser has no automatic right to terminate the Agreement if the Company is placed in receivership pursuant to Chapter 704c of the Connecticut General Statutes. If the Company is placed in receivership or seized by the Connecticut insurance commissioner under applicable Connecticut insurance insolvency laws, (a) all of the rights of the Company under this Agreement will extend to the receiver or commissioner, as applicable, and (b) all books and records relating to the services rendered under the Agreement will be made available to the receiver or the commissioner immediately upon request thereby. The Adviser will continue to maintain any systems, programs or other infrastructure notwithstanding a seizure by the commissioner and will make them available to the receiver for as long as the Company continues to receive timely payment for services rendered.

e.Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, and judgment upon the award maybe entered in any Court having jurisdiction thereof.

f.Assignment. Neither party may assign any of its rights, duties or obligations under the Agreement without the prior approval of the Connecticut insurance regulator, if and to the extent required by law.

g.Amendments. Neither party may amend the Agreement in accordance with Section 4 of the Agreement without the prior approval of the Connecticut insurance regulator, if and to the extent required by law.

h.Oversight. The Company will maintain oversight for the services provided by the Adviser hereunder and the Company will monitor the services on an ongoing basis for quality assurance.

i.This Agreement may be executed in one or more counterparts and all such counterparts so executed shall constitute an original agreement binding on all the parties but together shall constitute but one instrument. The transmission of copies of original signatures via electronic means, either by facsimile or as a “scanned” document attached to electronic mail, shall constitute valid execution of this Agreement without obligation to exchange “wet” copies of such original signatures.

Exhibit 10.2
IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY

By: /s/ David Vincent
Name: David Vincent
Title: Vice President, Client Value and Guaranteed Products

VOYA INVESTMENT MANAGEMENT CO. LLC

By:    /s/ Farhad Sean Banai
Name: Farhad Sean Banai
Title: Managing Director, Head of External Portfolio Management